AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the "Agreement"), made as of this 1st day of July, 2009, between Vanguard Quantitative Funds, a Delaware statutory trust (the "Trust"), and Mellon Capital Management Corporation, a Delaware corporation (the "Advisor").

                               W I T N E S S E T H

         WHEREAS the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust offers a series of shares known as Vanguard Growth and Income Fund (the "Fund"); and

         WHEREAS, the Trust retained the Advisor to render investment advisory services to the Fund under an Investment Advisory Agreement, dated as of April 1, 1996, which was amended on May 1, 1998, and further amended on July 1, 2006 (collectively, the "Prior Agreement"); and

         WHEREAS, the Trust desires to amend and restate the Prior Agreement in its entirety, and the Advisor is willing to render investment advisory services to the Fund in accordance with the Agreement.

         NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Trust and the Advisor hereby agree as follows:

1. Appointment of Advisor. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "Mellon Capital Portfolio"), as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"), including cash that may be directed to Vanguard for cash management purposes. The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         The assets of the Fund will be maintained in the custody of a custodian (who shall be identified by the Trust in writing). The Advisor will not have custody of any securities or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Advisor.

2. Duties of Advisor. The Trust hereby appoints the Advisor to manage the investment and reinvestment of the assets of the Mellon Capital Portfolio; to continuously review, supervise, and administer an investment program for the Mellon Capital Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and the Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objective, policies, and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures applicable to the Advisor that the Trust provides to the Advisor in writing, provided that the Trust provides Advisor sufficient time to review and implement any such policies or procedures. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein. The Trust shall be responsible for extraordinary expenses incurred by the Advisor at the Trust's direction in connection with the performance of its duties hereunder, including, without limitation, advice and reporting. The Trust undertakes to provide the Advisor with copies or other written notice of any amendments, modifications, or supplements to the Fund's Prospectus and Statement of Additional Information and Advisor will not need to comply until a copy has been provided to the Advisor with sufficient time for Advisor to review and implement any provisions applicable to the Advisor.

3. Securities Transactions. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Mellon Capital Portfolio, and is directed to use its best efforts to obtain best execution for such transactions. In selecting brokers or dealers to execute trades for the Mellon Capital Portfolio, the Advisor will comply with all applicable statutes, rules, interpretations by the U.S. Securities and Exchange Commission or its staff, other applicable law, and the written policies established by the Board of Trustees and communicated to the Advisor in writing.

4. Compensation of Advisor. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefor, an investment advisory fee consisting of a base fee plus a performance adjustment at the rates specified in Schedule A to this Agreement, payable quarterly in arrears.

5. Reports. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements (or, in the case of the Advisor, the financial statements of its parent company, The Bank of New York Mellon Corporation), and such other information with regard to their affairs as each may reasonably request including but not limited to, information about changes in the investment officers of the Advisor who are responsible for managing the Mellon Capital Portfolio.

6. Compliance. The Advisor agrees to comply with all Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Advisor in writing (subject to the Advisor's review and timely implementation), including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as they relate to the services provided by the Advisor to the Trust pursuant to this Agreement, and
(ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor in relation to the Mellon Capital Portfolio.

7. Status of Advisor. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

8. Liability of Advisor. In the absence of (i) misfeasance, negligence, or the violation of applicable law, on the part of the Advisor in performance of its obligations and duties hereunder, (ii) reckless disregard by the Advisor of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Advisor shall not be subject to any liability to the Fund, or to any shareholder of the Fund, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund. Federal and state securities laws and ERISA impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under such laws.

9. Limitations on Consultations. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

10. Duration; Termination; Notices; Amendment. This Agreement will become effective on the date hereof and shall continue in effect for successive twelve-month periods, only so long as each such continuance specifically is approved at least annually by the Board of Trustees, including a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

         Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

                 If to the Fund, at:
                Vanguard Growth and Income Fund
                P.O. Box 2600 Valley Forge, PA 19482 Attention: Chris McIsaac
                Telephone: 610-669-8055 Facsimile: 610-503-5855

                If to the Advisor, at:
                Mellon Capital Management Corporation
                50 Fremont Street, Suite 3900
                San Francisco, CA 94105
                Attention: Managing Director, Client Service
                Telephone: (415) 546-6056
                Facsimile:  (415) 777-5699


This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.

As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

11. Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

12. Confidentiality. Each party shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to each respective party and shall not disclose any such information to any person, except (i) with the prior written consent of the disclosing party, (ii) as required by law, regulation or regulator request, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the disclosing party or becomes known to the non-disclosing party from a source other than the disclosing party.

13. Proxy Policy. The Advisor acknowledges that Vanguard, at the direction of the Fund, will vote the shares of all securities that are held by the Fund.

14. Governing Law. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

15. Representations of the Fund. The Fund (i) has met and will seek to continue to meet for so long as this Agreement is in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement (ii) has the full power and authority to enter and perform the services contemplated by this Agreement, (iii) acknowledges receipt of Part II of the Advisor's Form ADV at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act and (iv) shall provide (or cause the custodian to provide) timely information to Advisor as may be reasonably necessary for the Advisor to perform its duties hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

                                                            Vanguard Growth and
Mellon Capital Management Corporation                       Income Fund

/s/ Gabriela Franco Parcella              7-2-2009          /s/F. William McNabb                     7-1-2009
----------------------------              ----------        -----------------------                  ----------
Signature                                 Date              Signature                                Date

Gabriela Franco Parcella                                    F. William McNabb
------------------------                                    -----------------------
Print Name                                                  Print Name